UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2010

JONES LANG LASALLE INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

200 East Randolph Drive Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 782-5800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 28, 2010, Jones Lang LaSalle Incorporated (the “Company”), Jones Lang LaSalle Finance B.V. and certain of the Company’s other subsidiaries, as guarantors, executed a new Multicurrency Credit Agreement (the “New Credit Agreement”) with a syndicate of lenders. Bank of Montreal serves as Administrative Agent and BMO Capital Markets and Banc of America Securities, LLC serve as co-lead arrangers.

Proceeds from the New Credit Agreement have been used to repay all amounts outstanding under the Company’s previously existing revolving and term loan facilities. Accordingly, these facilities, which were originally due to expire in June 2012, have been terminated.

Like our previous facilities, the New Credit Agreement is unsecured. The initial cost of borrowing under the New Credit Agreement will be approximately 2.5% per annum.

Among other features, the New Credit Agreement makes the following changes from the terms of the previous facilities:

(i)	increases the total borrowing capacity to $1.1 billion, consisting of a $900 million revolving loan and a $200 million term loan, from a previous capacity of $840 million (as of June 30, 2010 net of term loan amortization);

(ii)	extends the maturity to September 28, 2015;

(iii)	decreases the maximum allowable Cash Flow Leverage Ratio from 3.75x to 3.50x through September 2012, which will then be reduced to 3.25x thereafter;

(iv)	permits the add-back to Adjusted EBITDA of $50 million of impairment or other non-cash charges related to co-investments, any non-cash goodwill impairment charges and $10 million of integration charges related to the Staubach merger;

(v)	increases the minimum Cash Interest Coverage Ratio from 2.0x to 2.25x and includes term loan amortization in the calculation;

(vi)	removes certain limitations with respect to capital expenditures, share repurchases and semiannual dividend payments;

(vii)	increases the limit with respect to new co-investments from $25 million to $75 million without lender approval, and increases the net co-investment funding basket from $300 million to $400 million;

(viii)	allows acquisitions to be funded by cash to the extent of the Company’s trailing twelve month Adjusted EBITDA; and

(ix)	removes a 1.25% floor on the interest rate of our borrowings.

Capitalized terms not otherwise defined in this Form 8-K have the meanings provided in the New Credit Agreement.

Item 1.02	Termination of a Material Definitive Agreement

Reference is made to the information contained under Item 1.01 with respect to the terminated credit facilities. There were no penalties associated with the termination of the previous facilities.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

The following Exhibits are included with this Report:

99.1	Multicurrency Credit Agreement dated as of September 28, 2010

99.2	Press release issued by Jones Lang LaSalle Incorporated on September 28, 2010 announcing the closing on the Multicurrency Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2010	JONES LANG LASALLE INCORPORATED

	By:	/s/ Joseph J. Romenesko
	Name:	Joseph J. Romenesko
	Its:	Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Multicurrency Credit Agreement dated as of September 28, 2010

99.2	Press release issued by Jones Lang LaSalle Incorporated on September 28, 2010 announcing the closing on the Multicurrency Credit Agreement

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